Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13G/A to which this exhibit is attached is filed on behalf of each of them in capacities set forth below.

Dated: February 8, 2013
TRIDENT V, L.P.
By:	Trident Capital V, L.P., its sole general partner
By:	DW Trident V, LLC, a general partner
	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Member

TRIDENT CAPITAL V, L.P.
By:	DW Trident V, LLC, a general partner
	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Member

STONE POINT CAPITAL LLC
	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Senior Principal

TRIDENT V PROFESSIONALS FUND, L.P.
By: Stone Point GP Ltd., its sole general partner
	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Secretary

TRIDENT V PARALLEL FUND, L.P.
By:	Trident Capital V-PF, L.P., its sole general partner
By:	DW Trident V, LLC, a general partner
	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Member

SPC MANAGEMENT HOLDINGS LLC
	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Senior Principal